EXHIBIT (10)(iii)(A)
CLAWBACK AGREEMENT
     This AGREEMENT (“Agreement”) is entered into effective as of January 1, 2011 between Panhandle Oil and Gas Inc. (“Company”) and Michael C. Coffman, President and CEO of the Company (“Executive”).
     Whereas, the Company’s board of directors has adopted a clawback policy relating to the recovery of incentive compensation paid to its executive officers if the Company is required to restate its financial statements due to material noncompliance with financing reporting requirements under the federal Securities laws as further described herein.
Now, therefore, the parties hereto agree as follows:
1. In the event that:
     (i) the Company’s audited financial statements are restated due to material non-compliance with financial reporting requirements under the federal securities laws; and
     (ii) the application of such restated audited financial statements would create an excess of what would have been paid to Executive under the Company’s 2010 Restricted Stock Plan or the Company’s annual cash bonus program during the 3-year period preceding the date of the restatement;
the Company shall be entitled to recover from Executive the amount, if any, of incentive compensation paid to him in excess of what would have been paid under such restated audited financial statements with respect to vested restricted stock awards under the Company’s 2010 Restricted Stock Plan and the annual cash bonuses paid to him during the 3-year period preceding the date of such restatement.
     2. The undersigned acknowledge that the Securities and Exchange Commission has not issued final rules implementing the clawback provisions of the Dodd-Frank Wall Street and Consumer Protection Act and that this Agreement may need to be modified to comply with the provisions of such rules when issued.
     In Witness Whereof, the undersigned have executed this Agreement effective as of the date first above written.

PANHANDLE OIL AND GAS INC.
By
Robert O. Lorenz, Lead Director
“Company”

Michael C. Coffman
“Executive”

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